Exhibit 99.1






                       Field Group plc




                       Annual Report and Accounts


                       52 Weeks ended 4 April 1999







































                Report of Independent Accountants


To the Board of Directors and Shareholders of Field Group plc and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related consolidated profit and loss account, statement of total recognized gains and losses, and statement of cash flows present fairly in all material respects, the financial position of Field Group plc and its subsidiaries at 4 April 1999, and the results of their operations and their cash flows for the year ended 4 April 1999, in conformity with accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of Field's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United Kingdom which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates make by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for the opinion expressed above.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income expressed in pounds sterling for the year ended 4 April 1999 and the determination of consolidated shareholders' funds and consolidated financial position also expressed in pounds sterling at 4 April 1999 to the extent summarised in Note 34 to the consolidated financial statements.



/s/PricewaterhouseCoopers
London, England
26 May 1999




















CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 4 APRIL 1999

                                                 52 weeks ended
                                                   4 April 1999
Note                                                      L'000
                                                 --------------
1    Turnover
     Continuing operations                              232,022
     Acquisitions                                         9,909
                                                 --------------
                                                        241,931
                                                 --------------
2    Operating costs
     Continuing operations                             (214,266)
     Acquisitions                                        (9,068)
                                                 --------------
                                                       (223,334)
                                                 --------------

     Operating profit before exceptional costs
     Continuing operations                               17,756
     Acquisitions (after L.193m goodwill
      amortisation)                                         841
                                                 --------------
                                                         18,597
4    Exceptional costs - continuing operations           (9,570)
                                                 --------------
     Total operating profit
     Continuing operations                                8,186
     Acquisitions                                           841
                                                 --------------
                                                          9,027

6    Net interest payable and similar charges            (1,579)
                                                 --------------

1    Profit on ordinary activities before taxation        7,448

7    Tax on profit on ordinary activities                (2,732)
                                                 --------------
     Profit attributable to shareholders                  4,716

8    Dividends                                           (2,194)
                                                 --------------
     Retained profit for the financial period             2,522
                                                 ==============
10   Earnings per 10p share
     Basic                                                7.80p
                                                 ==============
     Diluted                                              7.76p
                                                 ==============

10   Earnings per 10p share before exceptional
     costs and goodwill amortisation
     Basic                                               20.21p
                                                 ==============
     Diluted                                             20.11p
                                                 ==============

     The accompanying notes are an integral part of these financial statements.
GROUP BALANCE SHEET


                                                   4 April 1999
Note                                                      L'000
                                                   ------------
    Fixed assets
11  Intangible assets                                     4,768
12  Tangible fixed assets                               123,312
                                                   ------------
                                                        128,080
                                                   ------------
    Current assets
14  Stocks                                               24,063
15  Debtors                                              40,483
    Cash at bank and in hand                              3,559
                                                   ------------
                                                         68,105
                                                   ------------

    Creditors: amounts falling due within one year
16  Creditors                                           (51,600)
17  Bank borrowings and finance lease obligations       (29,897)
                                                   ------------
                                                        (81,497)
                                                   ------------
    Net current liabilities                             (13,392)
                                                   ------------
    Total assets less current liabilities               114,688
                                                   ------------

    Creditors: amounts falling due after more than
     one year
16  Creditors                                                 -
17  Bank borrowings and finance lease obligations        (3,422)

19  Provisions for liabilities and charges               (3,970)
                                                   ------------
    Net assets                                          107,296
                                                   ============


    Capital and reserves
20  Called up share capital                               6,056
20  Shares to be issued                                   1,715
20  Share premium account                                70,002
21  Other reserves                                        1,553
21  Profit and loss account                              27,970
                                                   ------------
    Equity shareholders' funds                          107,296
                                                   ============


    The accompanying notes are an integral part of these financial statements.








COMPANY BALANCE SHEET


                                                     4 April 1999
                                                             Note
                                                            L'000
                                                     ------------
   Fixed assets
12 Tangible fixed assets                                   89,672
13 Investments                                             28,856
                                                     ------------
                                                          118,528
                                                     ------------

   Current assets
14 Stocks                                                  20,014
15 Debtors                                                 33,814
   Cash at bank and in hand                                   135
                                                     ------------
                                                           53,963
                                                     ------------

   Creditors: amounts falling due within one year
16 Creditors                                              (37,316)
17 Bank borrowings                                        (10,127)
                                                     ------------
                                                          (47,443)
                                                     ------------
   Net current assets                                       6,520
                                                     ------------
   Total assets less current liabilities                  125,048
                                                     ------------

   Creditors: amounts falling due after more than
    one year
16 Creditors                                                    -

19 Provisions for liabilities and charges                  (3,876)
                                                     ------------
   Net assets                                             121,172
                                                     ============

   Capital and reserves
20 Called up share capital                                  6,056
20 Shares to be issued                                      1,715
20 Share premium account                                   70,002
21 Other reserves                                           7,142
21 Profit and loss account                                 36,257
                                                     ------------
   Equity shareholders' funds                             121,172
                                                     ============


   The accompanying notes are an integral part of these financial statements.






CONSOLIDATED CASH FLOW STATEMENT


                                                         52 weeks ended
                                                           4 April 1999
Note                                              L'000           L'000
                                                -------  --------------
    Net cash inflow from continuing activities                   31,835
    Net cash inflow from acquisitions                             2,774
                                                         --------------
27  Net cash inflow from operating activities                    34,609

    Returns on investments and servicing of
     finance
    Interest received                               122
    Interest paid                                (1,452)
    Interest element of finance lease payments     (220)
                                                -------
    Net cash outflow from returns on investments
    and servicing of finance                                    (1,550)

    Taxation                                                    (7,382)

    Capital expenditure
    Purchase of tangible fixed assets           (18,654)
    Sale of tangible fixed assets                   907
                                               --------
    Net cash outflow for capital expenditure                   (17,747)

    Acquisitions
30  Purchase of subsidiary undertakings          (8,670)
31  Net overdrafts acquired with subsidiary
     undertakings                                  (914)
                                               --------
    Net cash outflow for acquisitions                           (9,584)

    Equity dividends paid to shareholders                       (6,411)
                                                        --------------
    Net cash outflow before financing                           (8,065)

    Financing
    Ordinary share capital issued                1,876
    New loans                                    9,496
    Decrease in borrowings                      (8,066)
    Capital element of finance lease payments   (1,207)
                                              --------
                                                                2,099
                                                       --------------
29  Decrease in net cash                                       (5,966)
                                                       ==============




    The accompanying notes are an integral part of these financial statements.

    An analysis of net debt is provided in note 29.

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                        GROUP

                                                   52 weeks ended
                                                     4 April 1999
                                                            L'000
                                                   --------------
     Profit attributable to shareholders                    4,716

     Currency translation differences on foreign
      currency net investments offset in reserves            (230)
                                                   --------------
     Total recognised gains (losses) for the
      period                                                4,486
                                                   ==============

Note of Historical Cost Profits and Losses

                                                            L'000
                                                   --------------
     Profit on ordinary activities before taxation          7,448

     Differences between historical cost
      depreciation charge and actual depreciation
      charge calculated on the revalued amount                (71)
                                                   --------------
     Historical cost profit on ordinary activities
         before taxation                                    7,377
                                                   ==============
     Historical cost profit on ordinary activities
         after taxation and dividends                       2,451
                                                   ==============

Reconciliation of Movements in Shareholders' Funds

                                                            L'000
                                                   --------------
     Profit attributable to shareholders                    4,716
     Dividends payable                                     (2,194)
                                                   --------------
                                                            2,522
     Other recognised gains and losses relating
      to the period                                          (230)
     New share capital subscribed                           1,876
     New share capital issued in respect of
      acquisitions                                            825
     Goodwill on acquisitions written off                       -
     Goodwill on prior year acquisitions written
      back                                                  1,177
                                                   --------------
     Net addition to shareholders' funds                    6,170
     Opening shareholders' funds                          101,126
                                                   --------------
     Closing shareholders' funds                          107,296
                                                   ==============


     The accompanying notes are an integral part of these financial statements.




PRINCIPAL ACCOUNTING POLICIES

1    Accounting Convention

     The financial statements have been prepared using the historical cost convention as modified by the revaluation of certain fixed assets and in accordance with applicable accounting standards.

     Compliance with SSAP 19 "Accounting for Investment
     Properties" requires departure from the requirements of the Companies Act 1985 relating to depreciation and amortisation and an explanation of the departure is given in accounting policy number 11 below.

2    Basis of Consolidation

     The consolidated financial statements include the company and all its subsidiary undertakings. As permitted by section 230(1) of the Companies Act 1985, Field Group plc has not presented its own profit and loss account.

     On acquisition of a subsidiary, all of the subsidiary's assets and liabilities that exist at the date of acquisition are recorded at their fair values reflecting their condition at that date. All changes to those assets and liabilities, and the resulting gains and losses, that arise after the Group has gained control of the subsidiary are charged to the post acquisition profit and loss account.

3    Goodwill Arising on Consolidation

     In accordance with FRS 10, goodwill which is the difference between the amount paid on the acquisition of a business and the aggregate fair value of its separate net assets, has been capitalised and written off in equal annual installments over its estimated economic life.

     Prior to 4 April 1998 goodwill arising on acquisitions was set-off directly against reserves. Goodwill previously eliminated against reserves has not been reinstated on implementation of FRS 10. Positive goodwill arising on acquisition since 5 April 1998 is capitalised, classified as an asset on the balance sheet and amortised over its useful economic life up to a presumed maximum of 20 years. It is reviewed for impairment at the end of the first financial year following the acquisition and in other periods if events or changes in circumstances indicate that the carrying value may not be recoverable.

     If a subsidiary is subsequently sold or closed, any goodwill arising on acquisition that was written off directly to reserves or that has not been amortised through the profit and loss account is taken into account in determining the profit or loss on sale or closure.










4    Financial Instruments

     The Group uses derivative financial instruments to hedge its exposures to fluctuations in interest and foreign exchange rates. Instruments accounted for as hedges are designated as a hedge at the inception of contracts. Receipts and payments on interest rate instruments are taken to the profit and loss account when incurred. Gains and losses on foreign currency hedges are recognised on maturity of the underlying transaction except for translational hedges of foreign currency investments which are taken to reserves.

     Short term debtors and creditors that meet the definition of a financial asset or liability respectively have been excluded from all FRS 13 analysis as permitted by the Standard.

5    Foreign Currencies

     Assets and liabilities of subsidiaries denominated in foreign currencies are translated into sterling at rates of exchange at the date of the balance sheet and the results and cash flows of foreign subsidiary undertakings are translated at the average rate of exchange for the period. Differences on exchange resulting from the translation of overseas assets, liabilities and related borrowings are taken to reserves and shown in the statement of total recognised gains and losses. All other foreign exchange differences are taken to the profit and loss account in the period in which they arise.

6    Turnover

     Turnover, which excludes sales taxes, sales between group companies and trade discounts, represents the invoiced value of goods and services supplied.

7    Research and Development

     Expenditure on research and development is written off to the profit and loss account in the period in which it is incurred.

8    Government Grants

     Capital based grants and funding are carried in the balance sheet as deferred income which is credited to the profit and loss account at rates which reflect the expected useful lives of the related assets. Amounts not yet released to the profit and loss account are included in the balance sheet as deferred income. Other grants are credited to the profit and loss account to offset the matching expenditure.

9    Operating Leases

     Leasing payments are charged to the profit and loss account on a straight-line basis over the lease term.










10   Finance Leases

     Leasing agreements which transfer to the Group substantially all the benefits and risks of ownership are treated as if the asset had been purchased outright. The assets are included in fixed assets and the capital element of the leasing commitments is shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements, and the interest element calculated so as to give a constant periodic rate of charge on the remaining balance outstanding at each accounting period. Assets held under finance leases are depreciated over the shorter of the lease terms and the useful lives of equivalent owned assets.

11   Tangible Fixed Assets

     Tangible fixed assets are stated at cost or valuation less amounts provided for depreciation, except in the case of freehold land which is not depreciated. The values of land and buildings are reviewed on a regular basis.

     Depreciation is calculated so as to write off the cost, or valuation, of tangible fixed assets (excluding land and investment properties), on a straight-line basis over their estimated useful lives using the following percentages:
                                                            %
     -------------------------------------             ------
     Freehold and long leasehold buildings                2-5

     Plant and machinery                                 8-10

     Computer equipment                                 20-33

     Motor vehicles                                     25-33

     In accordance with SSAP 19, investment properties are revalued annually and the aggregate surplus or deficit is transferred to a revaluation reserve. Any deficit on the revaluation reserve is charged against the profit and loss account. No provision is made for depreciation of freehold investment properties or for amortisation of leasehold investment properties held on leases having more than 20 years unexpired. This departure from the requirements of the Companies Act 1985, which requires all properties to be depreciated, is, in the opinion of the directors, necessary for the accounts to show a true and fair view in accordance with applicable accounting standards. The depreciation or amortisation (which would, had the provisions of the Act been followed, have reduced profit for the period) is only one of the factors reflected in the annual valuation and the amount attributable to this factor cannot reasonably be separately identified or quantified.

12   Stocks and Work in Progress

     Stocks and work in progress are stated at the lower of cost and net realisable value. In general, cost is determined on a first in first out basis and includes transport and handling costs. In the case of manufactured products, cost includes all direct expenditure and production overheads based on the normal level of activity. Where necessary, provision is made for obsolete, slow moving and defective stocks.


13   Deferred Taxation

     Deferred tax is provided using the liability method in respect of all material timing differences, except where the liability is not expected to crystallise in the foreseeable future.

14   Pensions

     The group operates a defined benefit pension scheme for directors and employees in the United Kingdom. Pension costs are charged to the profit and loss account so as to spread the cost of pensions over the service lives of employees in the scheme. Variations from the regular cost are spread over the expected remaining service lives of current employees in the scheme. The pension cost is assessed in accordance with the advice of qualified actuaries. The costs of defined contribution schemes are charged directly to the profit and loss account as incurred.

15   Changes in presentation of financial information

     FRS 10, `Goodwill and intangible assets', has been adopted and, consequently, the balance on the goodwill reserve shown in the financial statements for 4 April 1998 (included under `other reserves') has been eliminated against the profit and loss reserve under the transitional arrangements in FRS 10.

     FRS 11, `Impairment of fixed assets and goodwill', came into effect for these financial statements. The impairment loss for the period is disclosed in Note 4.

     FRS 12, `Provisions, contingent liabilities and contingent assets', has been adopted. No restatement of prior year information has been necessary, but additional disclosures have been provided in accordance with the standard.

     FRS 13, `Derivatives and other financial instruments:disclosures', came into effect for companies with accounting period ends on or after 23 March 1999.
     Accordingly, the Group has adopted the provisions of FRS 13 and the disclosure requirements of the Standard have been included in note 18 of these financial statements.

     FRS 14, `Earnings per share', has been adopted and, consequently, basic and diluted earnings per share have been calculated in accordance with the new methodology in note 10 of these financial statements.

















NOTES TO THE ACCOUNTS



1  Segmental and Geographic Information
                                                   52 weeks ended
                                                     4 April 1999
a. Geographically by source                          L'000      %
                                                   -------   ----
   Turnover:
   United Kingdom                                  200,698   83.0
   Continental Europe and Republic of Ireland       41,233   17.0
                                                   -------
                                                   241,931
                                                   =======
   Profit on ordinary activities
    before taxation:
   Operating profit:
   United Kingdom                                    5,849   64.8
   Continental Europe and Republic of Ireland        3,178   35.2
                                                   -------
                                                     9,027

   Net interest payable and similar charges         (1,579)
                                                   -------
   Profit on ordinary activities before taxation     7,448
                                                   =======
   Net assets:
   United Kingdom                                  112,254   80.8
   Continental Europe and Republic of Ireland       26,617   19.2
                                                   -------
                                                   138,871
   Cash at bank and in hand                          3,559
   Bank borrowings and finance lease obligations   (33,319)
   Creditors for corporation tax and dividends      (1,815)
                                                   -------
                                                   107,296
                                                   =======

b. Geographically by destination
   Turnover:
   United Kingdom                                  192,118   79.4
   Continental Europe                               49,500   20.5
   Rest of the World                                   313    0.1
                                                   -------
                                                   241,931
                                                   =======












NOTES TO THE ACCOUNTS



1  Segmental and Geographic Information (continued)
                                                52 weeks ended
                                                  4 April 1999
                                                  L'000      %
                                                -------   ----
c. Analysis by class of business
   Turnover:
   International and Branded Products           128,203   52.9
   Food and Household                            54,872   22.7
   Pharmaceuticals and Healthcare                58,856   24.4
                                                -------
                                                241,931
                                                =======

      There is some overlap of business between the sectors and consequently this divisional analysis is an approximation. The businesses acquired in the year operate principally in the pharmaceuticals and healthcare division.

     The directors are of the opinion that disclosure of further segmental information would be prejudicial to the interests of the group.

2  Operating Costs
                                         52 weeks ended
                                          4 April 1999
                                Continuing
                                Operations  Acquisitions    Total
                                     L'000         L'000    L'000
                                ---------   ------------  -------
   Raw materials and consumables   97,951          3,138  101,089
   Changes in stock of finished
     goods and work in progress     4,450             54    4,504
   Own work capitalised              (345)             0     (345)
   Other external charges          30,269          1,920   32,189
   Staff costs (see note 3)        67,126          3,197   70,323
   Depreciation of tangible fixed
    assets                         14,815            566   15,381
   Goodwill amortisation                0            193      193
                                 --------   ------------  -------
                                  214,266          9,068  223,334
                                 ========   ============  =======
















NOTES TO THE ACCOUNTS


2  Operating Costs (continued)
                                         52 weeks ended
                                        4 April 1999
                              Continuing
                              Operations  Acquisitions    Total
                                   L'000         L'000    L'000
                              ----------  ------------    -----
   Operating costs include:
   Hire of plant and machinery       283            35      318
   Hire of other assets              221             4      225
   Auditors' remuneration            126            10      136
   Auditors' non-audit fees           54             0       54
   Research and development
    costs                          1,360             0    1,360
   Costs incurred in respect
    of work performed on year
    2000 modifications               190            10      200
   Income from government grants    (133)            0     (133)
   (Profit)/loss on disposal of
    fixed assets                    (499)           38     (461)
                                 -------        ------   ------

      In addition to the amounts shown above, L81,000 was paid to the auditors in connection with the financial review of acquisitions in the period, and has been capitalised as part of the cost of investment.



3  Employees and directors
                                            52 weeks ended
                                              4 April 1999
                                                    Number
                                            --------------
a.   The average weekly number of employees
      in the period was:
     United Kingdom                                  2,148
     Continental Europe and Republic of
      Ireland                                          644
                                            --------------
                                                     2,792
                                            ==============

                                                     L'000
                                             -------------
b. Staff costs (including directors) for
    the period were:
   Wages and salaries                               59,718
   Compensation for loss of office                     111
   Social security                                   6,758
   Pension costs                                     3,736
                                             -------------
                                                    70,323
                                             =============









NOTES TO THE ACCOUNTS

4  Exceptional costs

   Exceptional costs comprise:                       L'000
                                            --------------
   Restructuring costs                               4,200
   Takeover costs                                    3,070
   Provision for impairment of tangible
    fixed assets                                     2,300
                                            --------------
                                                     9,570
                                            ==============

   The exceptional restructuring costs represent a group reorganisation programme predominantly targeted at streamlining and automating the manufacturing process.

   Exceptional takeover costs predominantly comprise legal and professional costs incurred advising the company in respect of the takeover of Field Group by Chesapeake Corporation.

   Impairment losses on tangible fixed assets represent a reduction in value of certain fixed assets used for manufacturing processes which are no longer capable of generating an adequate return to the business sufficient to sustain their carrying value.

5  Directors' Emoluments

   Detailed disclosures of directors' share options are given in the Directors' Report.
                                                      L
a. Aggregate disclosure:

   Aggregate emoluments                          1,263,421
                                                 ---------

   Aggregate emoluments include compensation paid to directors who were not allocated options at the end of 1998 because they were aware of takeover discussions and who subsequently would otherwise have lost the benefits of the exercise of their options on acquisition.

   Aggregate gains made on the exercise
      of share options                               5,934
                                                 ---------
   Company pension contributions to money
      purchase schemes                              14,254
                                                 ---------
   Compensation for loss of office                 111,000
                                                 ---------

   In addition to the compensation for loss of office, the director concerned entered into a three month consultancy agreement for a handover period pursuant to which a fee of L92,400 will be payable.

   Sums paid to third parties for directors'
    services                                        17,884
                                                 ---------

   At 4 April 1999, retirement benefits were accruing to one director under a money purchase scheme and to five directors under a defined benefit scheme.








NOTES TO THE ACCOUNTS

5  Directors' Emoluments (continued)

b. Highest paid director:

   Emoluments                                      384,470
                                                 ---------
   Defined benefit pension scheme:
   Accrued pension at the end of the period         95,100
                                                 ---------

6  Net Interest Payable and Similar Charges
                                              52 weeks ended
                                                4 April 1999
                                                       L'000
   Interest payable on:                       --------------
     Overdrafts and borrowings wholly
     repayable within 5 years                          1,449
      Borrowings not wholly repayable within
       5 years                                            32
   Finance lease charges                                 220
                                                 -----------
                                                       1,701
   Less: interest receivable                            (122)
                                                 -----------
                                                       1,579
                                                 ===========
7  Tax on Profit on Ordinary Activities
                                                       L'000
                                                 -----------
   UK corporation tax charge at 31%                    1,825
   Overseas tax charge                                   907
                                                 -----------
                                                       2,732
                                                 ===========

   Advanced corporation tax previously written off was credited to the profit and loss account in 1998 as it was recoverable against the UK corporation tax liability arising in that year.

8  Dividends
                                                       L'000
                                                 -----------
   Interim dividends paid at 3.6p net per share        2,194

   Final dividends accrued at 0.0p net per share           0
                                                 -----------
                                                       2,194
                                                 ===========











NOTES TO THE ACCOUNTS

9  Profit for the financial year

   As permitted by section 230 of the Companies Act 1985, the parent company's profit and loss account has not been included in these financial statements. The parent company's profit for the financial year was L2.568m.

10  Earnings per Share

    Basic earnings per share is calculated by dividing the earnings attributable to ordinary shareholders by the weighted average number of ordinary shares in issue during the year.

    For diluted earnings per share, the weighted average number of ordinary shares in issue is adjusted to assume conversion of all dilutive potential ordinary shares. The Group has only one category of dilutive potential ordinary shares: those shares granted to employees where the exercise price is less than the average market price of the Group's ordinary shares during the year. The share option schemes in existence at the balance sheet date are the SAYE and Executive schemes.

    Reconciliations of the earnings and weighted average number of shares used in the calculations are set out below.


                                           1999
                                       Weighted     Per-
                                        Average      10p
                           Earnings      number    share
                              L'000   of shares   amount
                           --------   ---------   ------
    Basic EPS
    Profit attributable to
     shareholders             4,716  60,479,564    7.80
    Effect of dilutive
     securities: options          -     323,339
                              -----  ----------
    Diluted EPS
    Adjusted earnings         4,716  60,802,903    7.76




















NOTES TO THE ACCOUNTS

10   Earnings per Share (continued)

Supplementary earnings per share information excluding goodwill amortisation and exceptional costs
                                            Weighted
                                             Average  Per 10p
                                Earnings      number    share
                                   L'000   of shares   amount
                                --------   ---------  -------
 Basic EPS                         4,716  60,479,564     7.80
 Effect of goodwill amortisation     193           -     0.32
 Effect of exceptional costs       9,570           -    15.82
 Tax credit on exceptional costs  (2,254)          -    (3.73)
                                --------  ----------  -------
 Basic EPS excluding goodwill
  amortisation and exceptional
   costs                          12,225  60,479,564    20.21
                                ========  ==========  =======
 Diluted EPS                       4,716  60,802,903     7.76
 Effect of goodwill amortisation     193           -     0.32
 Effect of exceptional costs       9,570           -    15.74
 Tax credit on exceptional costs  (2,254)          -    (3.71)
                                --------  ----------  -------
 Diluted EPS excluding goodwill
  amortisation and exceptional
   costs                          12,225  60,802,903    20.11
                                ========  ==========  =======

    Supplementary basic and diluted EPS have been calculated to exclude the effect of goodwill amortisation in respect of the subsidiaries acquired during the year and exceptional costs.

11   Intangible fixed assets

     The company has no intangible fixed assets. Details of those relating to the Group are as follows:
                                                  Goodwill
                                                     L'000
Cost                                             ---------
At 5 April 1998                                          -
Additions (note 31)                                  4,961
                                                 ---------
At 4 April 1999                                      4,961
                                                 =========
Aggregate amortisation
At 5 April 1998                                          -
Charge for the year                                   (193)
                                                 ---------
At 4 April 1999                                       (193)
                                                 =========
Net book amount at 4 April 1999                      4,768
                                                 =========

The goodwill arising on the acquistion of Engelhard SA and Van Os
BV is being amortised on a straight-line basis over 20 years.
These periods are the periods over which the directors estimate that the values of the underlying businesses acquired are expected to exceed the value of the underlying assets.


NOTES TO THE ACCOUNTS

12 Tangible Fixed Assets
                                            GROUP
                               Land and   Plant and
                              Buildings   Machinery     Total
                                  L'000       L'000     L'000
                              ---------   ---------   -------
   Cost or valuation
   At 5 April 1998               33,519     168,833   202,352
   Additions                        713      16,929    17,642
   Disposals                        (20)     (4,144)   (4,164)
   Acquisitions                   1,488       5,509     6,997
   Reclassification                   0           0         -
   Exchange movement                440       1,277     1,717
                               --------    --------   -------
   At 4 April 1999               36,140     188,404   224,544
                               ========    ========   =======
   Depreciation
   At 5 April 1998                3,626      80,175    83,801
   Charge for the period          2,114      15,567    17,681
   Disposals                          0      (3,718)   (3,718)
   Acquisitions                     579       2,198     2,777
   Reclassification                   0           0         -
   Exchange movement                 70         621       691
                               --------    --------  --------
   At 4 April 1999                6,389      94,843   101,232
                               ========    ========  ========

   Net book value at
    4 April 1999                 29,751      93,561   123,312
                               ========    ========  ========

   The net book value of assets held under finance leases at 4
April 1999 was L6.819m. Depreciation in the period on these assets amounted to L0.664m.


























NOTES TO THE ACCOUNTS

12    Tangible Fixed Assets (continued)

                                            COMPANY
                                   Land and   Plant and
                                  Buildings   Machinery    Total
                                      L'000       L'000    L'000
   Cost or valuation              ---------   ---------  -------
   At 5 April 1998                   24,346     136,961  161,307
   Additions                            414       7,974    8,388
   Disposals                            (20)     (2,441)  (2,461)
                                  ---------   ---------  -------
   At 4 April 1999                   24,740     142,494  167,234
                                  =========   =========  =======

   Depreciation
   At 5 April 1998                    2,387      63,711   66,098
   Charge for the period              1,581      12,062   13,643
   Disposals                              0      (2,179)  (2,179)
                                  ---------   ---------  -------
   At 4 April 1999                    3,968      73,594   77,562
                                  =========   =========  =======

   Net book value at 4 April 1999    20,772      68,900   89,672
                                  =========   =========  =======


                                          GROUP           COMPANY
                                At 4 April 1999   At 4 April 1999
                                          L'000             L'000
                                ---------------   ---------------
Land and buildings at net
 book value:

Freehold                                 24,930            18,416
Long leasehold                            3,846             1,381
Freehold investment properties              975               975
                                        -------           -------
                                         29,751            20,772
                                        =======           =======


The external valuation as at 31 March 1993 was prepared on an open market existing use basis for operational properties occupied by the Group and on an open market basis for investment properties. The directors have reviewed the valuation of the Group's investment properties at 4 April 1999, and in their opinion the open market value is not materially different from the amount stated in the accounts.












NOTES TO THE ACCOUNTS

12    Tangible Fixed Assets (continued)

On an historical cost basis, land and buildings would have been included as follows:

                                          GROUP           COMPANY
                                At 4 April 1999   At 4 April 1999
                                          L'000             L'000
                                ---------------   ---------------
Cost                                     38,912            27,512
Accumulated depreciation                 (7,639)           (5,518)
                                       --------          --------
Net book value                           31,273            21,994
                                        =======           =======

13 Investments

   The Group has no investments. Details of those relating to the company are as follows:

                                            At 4 April 1999
   Shares in group undertakings                       L'000
                                            ---------------

   At 5 April 1998                                   29,426
   Adjustments to purchase consideration             (1,177)
   Exchange difference                                  607
                                                   --------
   At 4 April 1999                                   28,856
                                                   ========





























NOTES TO THE ACCOUNTS

13 Investments (continued)

Interests in principal subsidiary undertakings (at 4 April 1999)

   The following information relates to those subsidiary undertakings whose results or financial positions are material to the figures of the group. All the issued shares represent ordinary shares or their equivalent except where stated.

                                                                Proportion of
                                                                nominal value
                                                                of issued shares
                                                                and of voting
                                                                rights held
                            Country of                          by the
                        incorporation/               Description
                          registration    Principal    of shares  Group  Company
  Name of undertaking    and operation    activities        held      %        %
  -------------------   --------------    ---------- -----------  -----  -------
  Label Access Ltd
  (formerly Alvax
   Supplies Ltd)      England and Wales        Label    L1 each     100      100
                                        manufacturer

  E F Taylor Ltd      England and Wales       Carton    L1 each     100      100
                                        manufacturer

  Ethical Print &
    Packaging Limited England and Wales      Carton/    L1 each     100      100
                                             leaflet
                                        manufacturer

  Field, Sons & Co
    Ltd               England and Wales      Holding    L1 each     100      100
                                             company

  Tudor Labels Ltd    England and Wales        Label    L1 each     100      100
                                        manufacturer

  Field Packaging
     Belgium NV                Belgium       Holding Bef 1000 each  100        -
                                             company

  Mareen NV                    Belgium        Carton Bef 9600 each  100       -
                                        manufacturer

  Press Pharma NV              Belgium      Leaflet/ Bef 1000 each  100        -
                                             booklet
                                        manufacturer

  Field Packaging
    France SA                   France       Holding FFr 1000 each  100        -
                                             company

  Ph. Bourgeot & Cie
    SA                          France         Label FFr 1700 each  100        -
                                        manufacturer

  Engelhard SA                  France        Carton FFr 3750 each  100        -
                                        manufacturer

  Avery Label Ltd          Republic of         Label IRL1 each      100      100
                               Ireland  manufacturer

  Van Os BV                Netherlands       Leaflet Dfl 100 each   100        -
                                        manufacturer











NOTES TO THE ACCOUNTS

14 Stocks and Work in Progress
                                          GROUP          COMPANY
                                At 4 April 1999  At 4 April 1999
                                          L'000            L'000

   Raw materials and consumables          7,225            5,223
   Work in progress                       3,660            2,364
   Finished goods                        13,178           12,427
                                      ---------        ---------
                                         24,063           20,014
                                      =========        =========

   There were no significant differences between replacement cost and the values shown above at either date.

15 Debtors
                                          L'000            L'000
   Amounts falling due within one year:
     Trade debtors                       33,058           21,660
     Amounts owed by parent undertaking   1,750            1,750
     Amounts owed by subsidiary
        undertakings                          -            5,468
     Other debtors                          685              347
     Prepayments and accrued income       3,387            2,986
   Amounts falling due after more
    than one year:
     ACT recoverable                      1,603            1,603
                                     ----------        ---------
                                         40,483           33,814
                                     ==========        =========


16 Creditors
                                          L'000            L'000
   Amounts falling due within one year:
     Trade creditors                     29,226           22,592
     Other creditors                      9,827            6,589
     Taxation and social security         6,364            4,918
     Accruals and deferred income         2,555            1,232
     Dividends payable                        -                -
     Deferred acquisition consideration   3,628            1,985
                                         ------           ------
                                         51,600           37,316

   Amounts falling due after more
    than one year:
     Deferred acquisition consideration       -                -
                                         ------           ------
                                         51,600           37,316
                                         ======           ======


   The total deferred acquisition consideration of L3.628 million is analysed further in note 31.






NOTES TO THE ACCOUNTS

17 Bank Borrowings and Finance Lease Obligations
                                                  GROUP          COMPANY
                                        At 4 April 1999  At 4 April 1999
                                                  L'000            L'000
   Bank borrowings and obligations
     under finance leases are payable
     as follows:
   Within one year                               29,897           10,127

   Between one and two years                      1,367                -
   Between two and five years                       934                -
   In more than five years                        1,121                -
                                              ---------        ---------
   After more than one year                       3,422                -
                                              ---------        ---------
                                                 33,319           10,127
                                              =========        =========

   Bank borrowings                               30,252           10,127
   Finance lease obligations                      3,067                -
                                              ---------        ---------
                                                 33,319           10,127
                                              =========        =========

   Not wholly repayable within five years:
   Bank borrowings repayable by
      instalments ending,
     June 2005                                      149                -
     October 2006                                   302                -
                                              ---------        ---------
                                                    451
   Finance lease obligations,
     March 2012                                   1,528                -
                                              ---------        ---------
                                                  1,979                -
                                              =========        =========

   The company is bound by certain covenants concerning the financial performance and activity of the group.

18 Financial instruments

   The Group's financial instruments, other than derivatives, comprise borrowings, some cash and liquid resources, and various items that arise directly from its operations such as trade debtors and trade creditors. The main purpose of these financial instruments is to raise finance for the Group's operations.

   The Group also enters into derivatives transactions comprising forward foreign currency contracts and interest rate caps. The purpose of such transactions is to manage the currency risks arising from fixed asset purchases where the invoice is denominated in foreign currency and the Group's exposure to sudden increases in interest rates.







NOTES TO THE ACCOUNTS

18   Financial instruments (continued)

   It is, and has been throughout the period under review, the Group's policy that no trading in financial instruments should be undertaken.

   The main risks arising from the Group's financial investments are interest rate risk, liquidity risk and foreign currency risk. The Board reviews and agrees policies for managing each of these risks and they are summarised below. These policies have remained unchanged since 1991.

   Interest rate risk profile of financial liabilities

   The Group finances its operations through a mixture of retained profits and bank borrowings. The Group's currency policy is to take advantage of historically low floating rates of interest and to use interest rate caps to protect the Group's exposure to interest rate rises. The Group's fixed rate loans have been largely acquired with subsidiaries. At the year-end, 32.5% of the Group's borrowings were at fixed rates. Of the Group's floating rate borrowings, 77.7% were protected by interest rate caps.

   Floating rate financial liabilities include all drawings within the Group's main facility under terms of which interest rates on drawings are set at the date of advance and are normally fixed for a period of six months.

         The interest rate risk profile of the Group's financial liabilities at 4 April 1999 was:

                                         Floating
                                             Rate    Fixed rate
                                        financial     financial
                             Total    liabilities   liabilities
Currency                     L'000          L'000         L'000
Sterling                     6,517          5,919           598
Belgian francs              12,488         11,040         1,448
French francs               11,732          2,959         8,773
Irish L                      2,582          2,582             -
                         ---------    -----------   -----------
Total borrowings            33,319         22,500        10,819
Cash balancesSterling       (1,237)        (1,237)            -
         Belgian francs     (1,102)        (1,102)            -
         French francs
          (overdraft)        1,039          1,039             -
         Dutch guilders       (500)          (500)            -
         Irish L            (1,759)        (1,759)            -
                         ---------    -----------   -----------
Net borrowings at
  4 April 1999              29,760         18,941        10,819
                         =========    ===========   ===========

Cash on deposit is generally available on instant notice and earns interest based on market rates existing at the time of deposit.










NOTES TO THE ACCOUNTS


18 Financial instruments (continued)

To protect the Group's exposure to interest rate increases, the following interest rate caps have been taken out:

                                              Floating   Uncapped
                                                  rate   floating
                            Interest rate    financial       rate
                                     caps  liabilities liabilites
Currency                            L'000        L'000      L'000
Sterling                            7,500        5,919          -
Belgian francs                     10,018       11,040     (1,022)
French francs                       1,540        2,959     (1,419)
Irish L                                 0        2,582     (2,582)
                                  -------      -------    -------
Total interest rate capped
 borrowings                        19,058       22,500     (5,023)
                                  =======      =======    =======

The nominal amount of the interest caps in operation at the year end, together with the expiry date and the cap rate is:

Currency of cap             Amount     Cap rate  Expiry date
Sterling                L7,500,000           8%   31/10/2000
Belgian francs       600,000,000BF           7%     30/04/99
French francs          15,000,000F           6%     3/6/2002
French francs          40,000,000F           8%      30/4/99


The Group's fixed rate loans have the following interest rate and maturity profile:
                                           Weighted
                           Weighted  average period
                            Average       for which
                      Interest rate   rate is fixed
Currency                          %           Years
Sterling                       7.8%             1.7
Belgian francs                 5.1%             2.4
French francs                  5.5%             5.8
                             ------          ------
At 4 April 1999                5.5%             5.5
                             ======          ======

Floating rate financial liabilities bear interest at rates, based on relevant national LIBOR equivalents, which are fixed in advance for periods of between one month and six months.












NOTES TO THE ACCOUNTS

18 Financial instruments (continued)

  Liquidity risk

  The Group manages liquidity risk by maintaining committed facilities sufficient to fund forecast working capital and capital expenditure requirements and to finance further acquisitions.

  Maturity of financial liabilities

  The maturity profile of the carrying amount of the group's financial liabilities, other than short-term creditors such as trade creditors and accruals, at 4 April was as follows:


                                   Bank     Finance
                             borrowings      leases      Total
                                  L'000       L'000      L'000

  Within 1 year, or on demand    28,863       1,034     29,897
  Between 1 and 2 years             664         703      1,367
  Between 2 and 5 years             576         358        934
  Over 5 years                      149         972      1,121
                               --------    --------   --------
  At 4 April 1999                30,252       3,067     33,319
                               ========    ========   ========

  Under the terms of the Group's bank covenants, the takeover by Chesapeake Corporation triggered an event of default under its main group facilities. An extension on the existing facilities of up to three months has been obtained from the banks in order to allow new facilities to be put in place.

  Borrowing facilities

  The Group has the following undrawn committed borrowing facilities available at 4 April in respect of which all conditions precedent had been met at that date other than the change of control clause noted above:

                                Floating      Fixed        1999
                                    rate       rate       Total
                                      Lm         Lm          Lm
  Expiring within 1 year               -          -           -
  Expiring between 1 and 2 years    41.0        1.3        42.3
  Expiring in more than 2 years        -          -           -
                                 -------    -------     -------
  At 4 April 1999                   41.0        1.3        42.3
                                 =======    =======     =======


  All the above facilities incur commitment fees at market rates.









NOTES TO THE ACCOUNTS


18 Financial instruments (continued)


   Fair values of financial assets and financial liabilities

     The following table provides a comparison by category of the carrying amounts and the fair values of the group's financial assets and financial liabilities at 4 April 1999. Fair value is the amount at which a financial instrument could be exchanged in an arm's length transaction between informed and willing parties, other than a forced or liquidation sale and excludes accrued interest. Where available, market values have been used to determine fair values.

     Where market values are not available, fair values have been calculated by discounting expected cash flows at prevailing interest and exchange rates. Set out below the table is a summary of the methods and assumptions used for each category of financial instrument.

                                             1999
                                    Book value  Fair value
  At 4 April 1999:                       L'000       L'000
  Primary financial instruments
   held or issued to finance
    the group's operations:

  Long-term borrowings                  10,819      11,724

  Derivative financial instruments
   held to manage the interest rate
   and currency profile:

Interest rate caps                          -            4

  For the purposes of the above table, the book value of the relevant asset or liability is shown gross of the effect of the hedging instrument.

  Summary of methods and assumptions

  Interest rate caps          Fair value is based on market price of
                              comparable instruments at the
                              balance sheet date.

  Short-term deposits and
   borrowings                 The fair value of short-term deposits,
                              loans and overdrafts approximates
                              to the carrying amount because of
                              the short term maturity of these
                              instruments.

  Long-term borrowings        The fair value of the floating rate
                              bank loans approximates to the
                              carrying value reported in the
                              balance sheet as they are reset to
                              market rates at intervals of less
                              than six months.




NOTES TO THE ACCOUNTS

18 Financial instruments (continued)


  Currency exposures

  To mitigate the effect of currency exposures arising from its net investments overseas the Group borrows in the local currencies of its main operating units. Any exchange risk to the value of the Group's net assets is minimised by broadly matching the assets of the overseas subsidiaries with loans in those currencies. Gains and losses arising on net investments overseas and the financial instruments used to hedge the currency exposures are recognized in the statement of total recognized gains and losses.

  The table below shows the extent to which group companies have monetary assets and liabilities in currencies other than their local currency. Foreign exchange differences on retranslation of the assets and liabilities are taken to the profit and loss account of the Group companies and the Group.

                             Net foreign currency assets
                                             EU
  1999                    Sterling   Currencies      Total
  Foreign currency           L'000        L'000      L'000
   of Group operation:
  Sterling                       -        1,024      1,024
  EU currencies
   (excluding Sterling)        574            -        574
                          --------     --------   --------
     Total                     574        1,024      1,598
                          ========     ========   ========

Hedges

  The Group has no unrecognised gains and losses in respect of hedging instruments at 4 April 1999. The Group uses foreign currency borrowings to hedge its foreign currency investments. Any gains and losses on these borrowings are recognised in the statement of total recognised gains and losses. For the year ended 4 April 1999, losses on these borrowings of L507,000 were able to be offset against net gains on assets of L277,000 and a net loss of L230,000 taken to the statement of total recognised gains and losses.


  Financial instruments held for trading purposes

  The Group does not trade in financial instruments.













NOTES TO THE ACCOUNTS


19   Provisions for Liabilities and Charges

                                       GROUP             COMPANY
                        Reorganisation
                                 Costs Pensions  Total     Total
                                 L'000    L'000  L'000     L'000
                        -------------- --------  -----     -----
a Provisions for
   reorganisation costs
   and pensions
  At 5 April 1998                  129    1,601  1,730     1,730
  Provided in the period         4,219      678  4,897     4,803
  Utilised in the period        (2,657)       0 (2,657)   (2,657)
                               -------  ------- ------   -------
  At 4 April 1999                1,691    2,279  3,970     3,876
                               =======  ======= ======   =======

  Reorganisation

  A description of the reorganisation costs is provided in note
4.

  Pensions

  A description of the pension provision is provided in note 26.

                                            GROUP             COMPANY
                                  At 4 April 1999     At 4 April 1999
                                            L'000               L'000
b The analysis of the potential
    deferred tax liability is as
    follows:
  Accelerated capital allowances           14,630              10,692
  Reorganisation costs                       (861)               (861)
  Other timing differences                    (88)                (88)
                                          -------             -------
                                           13,681               9,743
                                          =======             =======

  No provision for deferred tax has been made.
















NOTES TO THE ACCOUNTS

20 Share Capital

                        AUTHORISED      ISSUED AND FULLY PAID
  Ordinary shares of                 Nominal              Nominal
    10p each               Number      Value   Number       Value
                                           L                    L

  At 5 April 1998     118,740,856 11,874,086 60,239,572 6,023,957

  Issued in the period          -          -    318,144    31,814

                      ----------- ---------- ---------- ---------
  At 4 April 1999     118,740,856 11,874,086 60,557,716 6,055,771
                      =========== ========== ========== =========

                        SHARE CAPITAL TO BE ISSUED

                       Number         Nominal Value
                                                  L

  At 4 April 1999     723,268                72,327

  The shares to be issued represent outstanding executive and SAYE share options which have been exercised but not issued at the year end. These shares were issued on 7 May 1999.

  Movements in share capital and share premium
                                               Share       Share
                                   Number    Capital     Premium
                                                   L           L
  At 5 April 1998              60,239,572  6,023,957  69,048,340
  Issued on exercise of options    64,043      6,404     152,319
  Issued as part consideration
   for acquisitions               254,101     25,410     800,672
                               ----------  ---------  ----------
  At 4 April 1999              60,557,716  6,055,771  70,001,331
                               ==========  =========  ==========




















NOTES TO THE ACCOUNTS

20 Share Capital (continued)

Outstanding share options at 4 April 1999
                                Date of  Number of    Exercise
                                  Grant     Shares       Price
Field Group Executive
 Share Option Scheme          7 Jul 1993   145,875        250p
                             14 Jun 1994   112,240        250p
                             15 Jun 1995   256,150        294p
                             16 Dec 1998   294,718        166p
                                           -------
                                           808,983

Field Group Savings Related
 Share Option Scheme         21 Mar 1994 1,201,317        247p
                                         ---------
Total share options
 outstanding at 4 April 1999             2,010,300
                                         =========

Following the acquisition of Field Group by Chesapeake Corporation on 5 March 1999, all the share options which were in the money (exercisable below the acquisition price per share of L3.60) became immediately exercisable on the acquisition date. Shares options which were out of the money lapsed on the date of acquisition.

The latest exercise date for the outstanding options is 26 May
1999. All options will automatically lapse after this date.


21 Reserves
                                GROUP              COMPANY
                         Profit and    Other   Profit and Other
                       Loss Account Reserves Loss Account Reserves
                              L'000    L'000        L'000    L'000
                       ------------ -------- ------------ --------
  At 5 April 1998            44,876  (18,822)      38,718    4,279
  Retained profit for the
   period                     2,522        0          374        0
  Goodwill written back       1,177        0            0        0
  Amortisation of goodwill  (20,375)  20,375       (2,863)   2,863
  Exchange movement            (230)       0           28        0
                       ------------ -------- ------------ --------
  At 4 April 1999            27,970    1,553       36,257    7,142
                       ============ ======== ============ ========













NOTES TO THE ACCOUNTS

21 Reserves (continued)

                              Goodwill   Goodwill Net Goodwill
                           Written off  amortised  written off
                                 L'000      L'000        L'000
                           -----------  ---------      -------
   At the beginning of the
    period                      22,376     (2,001)      20,375
                           -----------  ---------      -------
   Movement in the period      (22,376)     2,001      (20,375)
                           -----------  ---------      -------
   At the end of the period          -          -            -
                           ===========  =========      =======

22 Capital Commitments
                                            GROUP    COMPANY
                                               At         At
                                          4 April    4 April
   Capital commitments authorised by         1999       1999
   the directors were as follows:           L'000      L'000
                                          -------    -------
   Authorised and contracted for            5,386      4,848
   Authorised but not contracted for        1,042        859
                                          -------    -------
                                            6,428      5,707
                                          =======    =======

23 Contingent Liabilities

   In the normal course of business the group's bankers have been indemnified for guarantees given by them to third parties and bridging loans to employees under the company relocation scheme. The directors do not expect any loss to arise in respect of these arrangements.


24 Related Party Transactions

   There have been no related party transactions that require disclosure in the period ended 4 April 1999.




















NOTES TO THE ACCOUNTS


25  Leasing Obligations
                                           GROUP          COMPANY
                                 At 4 April 1999  At 4 April 1999
                                           L'000            L'000
                                 ---------------  ---------------
    Annual commitments under
     non-cancellable operating
     leases:
    Property leases expiring:
    Between one and five years               108               80
                                 ===============  ===============

    Other leases expiring:
    Within one year                           26               16
    Between one and five years               160               57
    After five years                           6                -
                                 ---------------  ---------------
                                             192               73
                                 ===============  ===============
26   Pensions

    The group operates a defined benefit pension scheme for directors and direct employees of the company in the United Kingdom, the Field Group Pension Scheme (the "Scheme"). The assets of the Scheme are administered by the trustee and held separately from those of the group. The pension scheme's accounts are independently audited.

    Pension costs are assessed on the advice of an independent consulting actuary, Bacon & Woodrow, using the projected unit method. The funding of the Scheme is based on regular actuarial valuations. The most recent valuation was carried out as at 5 April 1998 when the market value of the assets was L107.5 million. The actuarial value of these assets represented 106% of the value of the benefits which had accrued to members, after allowing for expected future increases in salaries.

    A market value based approach was adopted for the valuation at 5 April 1998. The principal actuarial assumptions used (in real terms using price inflation of 3.1%), were a rate of return on investments of 3.8% (for active members) and 2.8% (for other members) and pay increases of 1.5%. Pensions in payment were assumed to increase in line with price inflation.

    The members' contributions during the year were at a rate of 6% of Eligible Earnings. The group has continued to pay contributions to the Scheme at the rate of 8% of eligible earnings, the rate set at 1 April 1996 following the valuation as at 5 April 1995. In light of the results of the 1998 valuation, the Group's contributions have been increased from 8% to 9% of eligible earnings with effect from 1 April 1999.

    The pension cost to the group in the period ended 4 April 1999 in respect of the Field Group Pension Scheme was L3.155m. An amount of L2.279m is included within provisions for liabilities and charges which represents the difference between the amounts recognised in the profit and loss account and the amounts paid into the Scheme.




NOTES TO THE ACCOUNTS

26  Pensions (continued)

   The group also provides pension benefits for certain employees of subsidiaries in the UK and overseas. These arrangements are principally defined contribution plans. Contributions in respect of these schemes are charged to the profit and loss account in the period to which they relate. The pension cost to the group in the period ended 4 April 1999 in respect of these employees was L.581m.


27  Reconciliation of Operating Profit to Net Cash Inflow from
    Operating Activities
                                                 52 weeks ended
                                                   4 April 1999
                                                          L'000
                                                 --------------
    Operating profit                                      9,027
    Depreciation charges                                 17,681
    Amortisation of goodwill                                193
    Profit on sales of fixed assets                        (461)
    Decrease in stocks                                    5,383
    Decrease in debtors                                   6,526
    Increase in amounts owed by parent undertaking       (1,750)
    Decrease in creditors                                (4,230)
    Increase in provisions                                4,897
    Payments in respect of reorganisation costs          (2,657)
                                                 --------------
    Net cash inflow from operating activities            34,609
                                                 ==============

    Net cash inflow from continuing activities           31,835
    Net cash inflow from acquisitions                     2,774
                                                 --------------
    Net cash inflow from operating activities            34,609
                                                 ==============


28  Reconciliation of Net Cash Flow to Movement in Net Debt
                                                 52 weeks ended
                                                   4 April 1999
                                                          L'000
                                                 --------------
    Decrease in cash in the period                       (5,966)
    Cash outflow from increase in debt and lease
     financing                                             (223)
                                                 --------------
    Change in net debt resulting from cash flows         (6,189)
    Borrowings and finance leases acquired with
     acquisitions                                        (1,280)
    Issue of unsecured loan notes                          (330)
    Exchange movements                                   (1,197)
                                                 --------------
    Movement in net debt in the period                   (8,996)
    Net debt at the beginning of the period             (20,764)
                                                 --------------
    Net debt at the end of the period                   (29,760)
                                                 ==============

NOTES TO THE ACCOUNTS



29   Analysis of Net Debt

                        At    Cash  Acquisi- Non-cash   Exchange           At
              5 April 1998    Flow     tions  Changes  Movements 4 April 1999
                     L'000   L'000     L'000    L'000      L'000        L'000
              ------------  ------ --------- --------  --------- ------------
 Cash at bank
  and in hand        9,501  (5,966)        -        -         24        3,559
              ------------  ------ --------- --------   -------- ------------
 Borrowings        (27,149) (1,430)     (248)   (330)(1)  (1,095)     (30,252)
 Finance
  leases            (3,116)  1,207    (1,032)       0       (126)      (3,067)
              ------------  ------ --------- --------   -------- ------------
 Total
  borrowings       (30,265)   (223)   (1,280)    (330)    (1,221)     (33,319)
              ------------  ------ --------- --------   -------- ------------
 Total net
  debt             (20,764) (6,189)   (1,280)    (330)    (1,197)     (29,760)
              ------------  ------ --------- --------   -------- ------------

        (1) During the period the company issued unsecured loan notes of L.330m as partial settlement of the deferred consideration payable for Tudor Labels (see note 31).


30   Acquisition Cash Flow

a    The total cash flows in respect of businesses acquired in the period are as follows:

                                                      L'000     L'000
                                                      -----     -----
     Cash inflows from operating activities                     2,774
     Returns on investments and servicing of finance              (62)
     Capital expenditure                                       (1,420)
     Taxation                                                    (768)

     Financing
     Loans repaid                                      (89)
     Capital element of finance lease payments        (389)
                                                      ----
                                                                (478)
                                                               ------
     Increase in cash, in respect of acquired businesses           46
                                                               ======








b    Summary of total cash payments in the period
      in respect of Acquisitions
                                                               L'000
                                                               -----
     Initial cash consideration and costs (see note 31)        6,629
     Less: costs accrued not yet paid                            (29)
                                                              ------
     Initial cash consideration and costs paid                 6,600
     Payment of deferred consideration in respect of
      prior year acquisitions (see note 31)                    2,070
                                                              ------
     Total cash payments in the period in respect of
      acquisitions                                             8,670
                                                              ======





































NOTES TO THE ACCOUNTS


31 Acquisitions

   On 28 April 1998, the group acquired 100% of the shares of Engelhard SA ("Engelhard"), a folded carton manufacturer based in Angouleme, south-west France.
   On 6 August 1998, the group acquired 100% of the shares of Van Os BV ("Van Os"), a specialist printed leaflet manufacturer based in Oss near Eindhoven, Holland.
   The total adjustments required to the book values of the assets and liabilities of the companies acquired in order to present the net assets of those companies at fair values in accordance with group accounting principles were L0.859m, details of which are set out in table b) below.

a  The details of the transactions are summarised in the table below:
                                                             Total
                            Engelhard   Van Os  Other Acquisitions
                                L'000    L'000  L'000        L'000
                            ---------   ------  ----- ------------
   Assets and liabilities
    acquired at fair value:

   Fixed assets                 3,220    1,000      -        4,220
   Stocks                       1,112      116      -        1,228
   Debtors                      2,578      383      -        2,961
   Creditors                   (2,149)    (290)     -       (2,439)
   Cash at bank and in hand    (1,181)     267      -         (914)
   Borrowings                    (248)       0      -         (248)
   Finance lease obligations   (1,032)       0      -       (1,032)
   Taxation                      (270)    (124)     -         (394)
   Deferred tax                     0       (8)     -           (8)
                             --------   ------  -----    ---------
   Assets acquired              2,030    1,344      -        3,374

   Goodwill capitalised         2,528    2,433      0        4,961
   Adjustment to goodwill
    written off in prior
    years                           0        0 (1,177)      (1,177)
                             --------   ------ ------    ---------
   Purchase consideration
    and acquisition costs       4,558    3,777 (1,177)       7,158
                             ========   ====== ======    =========

   Analysis of purchase
    consideration:
   Initial consideration -
     cash and acquisition
     costs                      2,766    3,777     86        6,629
   -  shares                      149        0      0          149
                             --------   ------ ------    ---------
   Total initial
    consideration               2,915    3,777     86        6,778
   Estimated deferred
    consideration               1,643        0 (1,263)         380
                             --------   ------ ------    ---------
   Purchase consideration and
    acquisition costs           4,558    3,777 (1,177)       7,158
                             ========   ====== ======    =========

b                             Engelhard                          Van Os
                    -----------------------------   ----------------------------
                     Book  Accounting  Fair Value   Book  Revaluation Fair Value
                               Policy
                            Alignment
                    L'000       L'000       L'000  L'000        L'000      L'000
                    -----  ----------  ----------  -----  ----------- ----------
   Assets and
    liabilities
    acquired at
    book value and
    adjustments
    required to
    calculate fair
    value:

   Fixed assets    1,014        2,206       3,220  1,152         (152)    1,000
   Stocks          1,190          (78)      1,112    116            0       116
   Debtors         1,458        1,120       2,578    383            0       383
   Creditors      (1,963)        (186)     (2,149)  (290)           0      (290)
   Cash at bank
    and in hand/
    (overdraft)      (61)      (1,120)     (1,181)   267            0       267
   Borrowings       (248)           0        (248)     0            0         -
   Finance lease
    obligations     (101)        (931)     (1,032)     0            0         -
   Taxation         (270)           0        (270)  (124)           0      (124)
   Deferred tax        0            0           0     (8)           0        (8)
                  ------       ------      ------  -----       ------  --------
   Assets
    acquired       1,019        1,011       2,030  1,496         (152)    1,344
                  ======       ======      ======  =====       ======  ========

   The adjustments for accounting policy alignment in respect of Engelhard SA comprise the following:
1. Under French GAAP the leasing payments on finance leased assets are charged to the profit and loss account as incurred. In contrast, SSAP 21 requires these assets to be capitalised in the balance sheet and depreciated. As a result, fixed assets have been increased by L2.206m and a liability of L0.931m for the outstanding capital amount payable under the leasing agreements has been included under finance lease obligations.

2. The adjustment of L0.078m in respect of stocks represents a reduction in the value of work in progess and finished goods as a result of a reduction in the value of production overheads included in the stock valuation.

3. Under French GAAP, discounted notes are treated as debtor payments. To adjust the figures to UK GAAP, L1.120m has been added back to debtors and a corresponding amount added to bank indebtedness.

4. The increase in creditors represents an accrual for retirement benefits payable to employees of the company.

   The adjustment for revaluation in respect of Van Os BV respresents a reduction in the value of freehold property from its purchase price on acquisition to a fair market value.



















      NOTES TO THE ACCOUNTS

31

c    Any deferred consideration is generally payable subject to the achievement by the acquired company of certain profit targets in the two years post acquisition. The deferred consideration due, based on an estimate of the amounts expected to be paid, is included in creditors. The balance sheet amount at 4 April 1999 comprises the following:

                        Tudor  Avery            Ethical Print             Total
                       Labels  Label E F Taylor   & Packaging Engelhard Deferred
                        L'000  L'000      L'000         L'000     L'000    L'000
                       ------ ------ ---------- ------------- --------- --------
  Analysis of deferred
   consideration:
  At 5 April 1998       2,500  2,254          7         1,477         -   6,238
  Cash paid              (300)  (630)        (7)       (1,133)        -  (2,070)
  Shares issued          (332)     -          -          (344)        -    (676)
  Loan notes issued      (330)     -          -             -         -    (330)
  Increase/(decrease)
   in amount payable   (1,263)     -          -             -     1,643     380
  Exchange                  -     86          -             -         -      86
                       ------ ------ ---------- ------------- --------- --------
  At 4 April 1999         275  1,710          -             -     1,643   3,628
                       ====== ====== ========== ============= ========= ========
  Analysis of deferred
   consideration at
   4 April 1999:
  Due in less than one
   year                   275  1,710          -             -     1,643   3,628
                       ====== ====== ========== ============= ========= ========

32   Ultimate parent company

     The directors regard Chesapeake Corporation as the ultimate parent company. According to the register kept by the company Chesapeake Corporation owned 93% of the equity capital at 4 April 1999. Chesapeake is a listed company on the New York stock exchange.

33   Post balance sheet event

     On 10 May 1999 the company acquired the whole of the share capital of Berry (Holding) Limited and its subsidiaries, a pharmaceutical leaflet and label manufacturer based in Westport, Ireland.

NOTES TO THE ACCOUNTS

34   Reconciliation of Financial Information to United States
     Generally Accepted Accounting Principles


The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP. The accompanying consolidated financial statements have not been adjusted for the push-down of purchase method accounting for the period beginning March 18, 1999, (the date of acquisition by Chesapeake Corporation) through April 4, 1999. The results of operations for that period and the impact of purchase method accounting was immaterial.

The principle differences between UK GAAP and US GAAP are described as follows:

Reconciliation of consolidated profit and loss accounts
(In L000's except earnings per share)          Year ended
                                                 April 4,
                                        Notes        1999
                                        -----  ----------
Profit on ordinary activities after
 taxation as reported under UK GAAP
                                                    4,716

     US GAAP adjustments:
       Business combinations            (a)        (2,701)
       Pensions                         (b)         2,165
       Deferred tax                     (c)           371
       Revaluation of fixed assets      (d)         2,300
       Stock compensation               (e)          (192)
       Restructuring charges            (f)          (129)
       Interest rate cap agreements     (g)           (69)
       Depreciation of investment
        properties                      (h)           (25)
                                                  -------
        Net US GAAP adjustments                     1,720

        Tax effects of net US GAAP
         adjustments                                 (735)
                                                  -------
     Net income under US GAAP                       5,701
                                                  =======

     Earnings per share in
      accordance with US GAAP:
       Basic                                         0.09
       Diluted                                       0.09

     Weighted average number of
     shares outstanding  (in
     thousands of shares):
       Basic                                       60,480
       Diluted                                     60,803




NOTES TO THE ACCOUNTS

34 Reconciliation of Financial Information to United States
   Generally Accepted Accounting Principles (continued)

 Reconciliation of consolidated shareholders' funds
     (In L000's)                              Year ended
                                                April 4,
                                        Notes       1999
                                        ----- ----------
Total shareholders' funds as reported
 under UK GAAP                                   107,296

     US GAAP adjustments:
       Business combinations            (a)       20,036
       Pensions                         (b)        9,189
       Deferred tax                     (c)      (15,647)
       Revaluation of fixed assets      (d)        2,300
       Interest rate cap agreements     (g)           40
       Depreciation of investment
        properties                      (h)         (222)
                                               ---------
     Net US GAAP adjustments                      15,696
                                               ---------
     Stockholders' equity under
      US GAAP                                    122,992
                                               =========

     Movements in stockholders' equity in accordance with US
GAAP
     (In L000's)
                                              Year ended
                                                April 4,
                                                    1999
                                              ----------
     Balance, beginning of year                  121,189
     Net income                                    5,701
     New share capital issued                      2,701
     Dividends paid                               (6,411)
     Foreign currency translation                   (230)
     Other                                            42
                                                --------
     Balance, end of year                        122,992
                                                ========

(a)  Business combinations

Both UK GAAP and US GAAP require purchase consideration to be allocated to the net assets acquired at their fair value on the date of acquisition, with the excess of consideration over the fair value of the identifiable net assets recorded as goodwill. Under UK GAAP, goodwill arising on acquisitions made on or before April 4, 1998 has been written off directly to reserves in the year of acquisition, and goodwill arising on acquisitions subsequent to April 4, 1998, has been capitalised and is being amortised over 20 years. Under US GAAP goodwill has been capitalised as an intangible asset and amortised over periods not to exceed 40 years.

Under UK GAAP, the contingent consideration payable by the Group for acquired businesses has been estimated at acquisition and subsequently adjusted against goodwill. Such consideration is not recognised under US GAAP until

NOTES TO THE ACCOUNTS

34 Reconciliation of Financial Information to United States
   Generally Accepted Accounting Principles (continued)

the contingency is resolved or the amount is determinable.
Additionally, under US GAAP, a determination must be made whether or not such consideration should be recorded as an adjustment to purchase price or compensation expense. Such adjustments to compensation expense have been made.

(b)  Pensions

Under UK GAAP, the cost of providing pension benefits has been expensed over the average expected service lives of eligible employees in accordance with the provisions of SSAP 24, Accounting for Pension Costs ("SSAP 24"). SSAP 24 produces an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, experience deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes.

Under US GAAP, the annual pension cost comprises the estimated cost of benefits accruing in the period as determined in accordance with Statement of Financial Accounting Standards
(SFAS) No. 87, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. Under SFAS No. 87, a pension asset representing the excess of plan assets over benefit obligations has been recognised in the balance sheet. The pension benefit obligation is calculated by using a projected unit credit method.

The net periodic pension cost under US GAAP for the Group's defined benefit pension plan is as follows:

       Components of pension cost
       (In L000's)                            Year ended
                                                April 4,
                                                    1999
                                              ----------
      Net service cost                             4,300
      Interest cost                                5,950
      Amortisation of net transition asset          (590)
      Expected return on plan assets              (8,670)
                                               ---------
      Net periodic pension cost                      990
                                               =========















NOTES TO THE ACCOUNTS

34 Reconciliation of Financial Information to United States
   Generally Accepted Accounting Principles (continued)

The funded status under US GAAP for the Group's defined benefit pension plan is as follows:

                                           Funded status
      (In L000's)                             Year ended
                                                April 4,
                                                    1999
                                           -------------
      Fair value of plan assets                  111,650
      Projected benefit obligation               112,620
                                                --------
      Funded status                                 (970)

      Unrecognised net actuarial (gain) loss       9,080
      Unrecognised transition asset               (1,200)
      Unrecognised prior service cost                  -
                                                --------
      Net amount recognised-prepaid benefit cost   6,910
                                                ========


Changes in the project benefit obligation and plan assets during the year were as follows:

      Changes in projected benefit obligation
      (In L000's)                             Year ended
                                                April 4,
                                                    1999
                                              ----------
     Benefit obligation, beginning of period/
      year                                        92,860
     Service cost                                  4,300
     Interest cost                                 5,950
     Plan participant contributions                1,780
     Benefits paid                                (2,500)
     Actuarial (gains) losses                     10,230
                                                --------
     Benefit obligation, end of period/year      112,620
                                                ========
     Changes in plan assets
     (In L000's)                              Year ended
                                                April 4,
                                                    1999
                                              ----------
     Fair value of plan assets,
      beginning of period/year                   107,530
     Actual return on plan assets                  2,360
     Employer contributions                        2,480
     Plan participants' contributions              1,780
     Benefits paid                                (2,500)
                                                --------
     Fair value of plan assets, end of period/
      year                                       111,650
                                                ========


NOTES TO THE ACCOUNTS

34 Reconciliation of Financial Information to United States
   Generally Accepted Accounting Principles (continued)

The assumptions used to determine pension cost for the Group's defined benefit pension plan were as follows:

                                              Year ended
                                                April 4,
                                                    1999
                                              ----------
     Discount rate                                  5.5%
     Expected rate of return on plan assets         7.5%
     Expected rate of compensation increase         4.0%
     Rate of inflation                              2.5%



(c)  Deferred tax

Under UK GAAP, a provision is recorded for deferred taxation under the partial provision method to the extent that such taxation is expected to be realised within the reasonable future. The full potential liability is not necessarily provided. Additionally, deferred tax assets are recognised only when they are expected to be recoverable within the foreseeable future.

Under US GAAP, deferred tax is provided for on a full liability basis. Under the full liability method, deferred tax assets or liabilities are recognised for differences between the financial and tax basis of assets and liabilities and for tax loss carry forwards at the statutory rate at each reporting date. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realised.

(d)  Revaluation of fixed assets

Under UK GAAP, companies are permitted to perform revaluations of properties on a periodic basis and adjust the carrying values to the revalued market value. Under US GAAP, Statement of Financial Accounting Standard No, 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121") requires that companies undertake an evaluation for permanent impairment when management has reason to believe that a permanent impairment has occurred. Furthermore, unless an analysis of the gross, undiscounted cash flows attributable to the asset over the remaining useful life is less than the carrying value of the asset, no permanent impairment is recognized. Based on this analysis, it was determined that no permanent impairment under SFAS 121 existed for assets written down pursuant to UK GAAP.

(e)  Stock compensation

The Group has discounted stock purchase plans which are non-compensatory under UK GAAP and considered compensatory under US
GAAP. Such compensation expense has been recorded as a US GAAP adjustment.





NOTES TO THE ACCOUNTS

34 Reconciliation of Financial Information to United States
   Generally Accepted Accounting Principles (continued)

(f)  Restructuring charges

The Group entered into a restructuring plan when under UK GAAP the decision to restructure part of a company's operations allowed for provisions to be made for redundancy and other costs.  US
GAAP requires a number of specific criteria to be met before
such anticipated costs can be recognised as a liability.    As
these criteria were not met at April 4, 1998, the accruals have been reversed under US GAAP.

(g)  Interest rate cap agreements

The Group entered into a hedging arrangement to cap interest rates on its borrowings. The instrument held by the Group is for purposes other than trading. Under UK GAAP, any premiums recorded for entering into these agreements are expensed when incurred. Under US GAAP, the premium is amortized over the life of the agreement.

(h)  Depreciation of investment properties

Under UK GAAP, certain properties that are held for investment purposes are not depreciated. Under US GAAP, such properties are depreciated over their useful economic lives.

Cash flow information

Under UK GAAP, the Group's cash flow statements present substantially the same information as is required under US GAAP with the following differences:

- Under UK GAAP, the Group's cash balances are comprised of cash in hand and at bank. For purposes of presenting cash flow information in accordance with US GAAP, cash equivalents are regarded as highly liquid investments with maturities of three months or less.

- Under UK GAAP, cash flows are presented for operating activities; returns on investments and servicing of finance;
  taxation; capital expenditure and financial investment;
  acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. US GAAP requires the classification of cash flows resulting from operating, investing and financing activities.

- Cash flows under UK GAAP in respect of interest received, interest paid, investment income and taxation are included within operating activities under US GAAP. Capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Equity dividends paid and management of liquid resources are included within financing activities.







NOTES TO THE ACCOUNTS

34 Reconciliation of Financial Information to United States
   Generally Accepted Accounting Principles (continued)

A summary of the Group's operating, investing and financing activities, classified in accordance with US GAAP, utilising the amounts shown in the UK GAAP Group's cash flow statement, are as follows (L000's):

                                              Year ended
                                                April 4,
                                                    1999

      Net cash provided by (used in)
       operating activities                      25,677
      Net cash provided by (used in)
       investing activities                     (27,331)
      Net cash provided by (used in)
       financing activities                      (4,312)
      Effect of foreign exchange on cash             24
                                                -------
      Net increase (decrease) in cash
       and cash equivalents                      (5,942)
      Cash and cash equivalents under US GAAP,
       beginning of year                          9,501
                                                -------
      Cash and cash equivalents under US GAAP,
       end of year                                3,559
                                                =======

Comprehensive income

Comprehensive income disclosures are substantially similar to those presented in the Statement of Total Recognised Gains and Losses as prepared under UK GAAP.

Exceptional items

Items classified as exceptional under UK GAAP do not meet the definition of "extraordinary" under US GAAP and, accordingly, are classified as operating expenses.

Recently issued accounting standards

United Kingdom

In 1998, the UK Financial Reporting Standards Board issued FRS No. 15, Tangible Fixed Assets ("FRS 15"). FRS 15 sets out principles of accounting for the initial measurement, valuation and depreciation of tangible fixed assets with the objective of ensuring that such assets are accounted for on a consistent basis and where a policy of revaluation is adopted, that revaluations are kept up to date. FRS 15 is effective for all accounting periods ending on or after March 23, 2000 and the Group is currently reviewing the likely impact in adopting this Standard on its financial statements.








NOTES TO THE ACCOUNTS

34 Reconciliation of Financial Information to United States
   Generally Accepted Accounting Principles (continued)

United States

In 1998, the US Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, which is effective for fiscal years beginning after June 15, 1999, requires companies to record derivatives on the balance sheet as assets or liabilities, measured at the fair market value. The Group is currently reviewing the likely impact of adopting this statement on its measurement of derivative financial instruments, and on the disclosures currently provided in its financial statements.